BY-LAWS

OF

RS INVESTMENT TRUST

A Massachusetts Business Trust

As Amended Through November 7, 2007

Article I. Offices

Section 1. Principal Office. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside The Commonwealth of Massachusetts.

Section 2. Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

Article II. Meetings of Shareholders

Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside The Commonwealth of Massachusetts designated by the Board of Trustees. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2. Call of Meeting. A meeting of the shareholders may be called at any time by the Board of Trustees or by the chairman of the Board or by the president.

Section 3. Notice of Shareholders’ Meeting. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than seven (7) nor more than seventy-five (75) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

Section 4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of given any notice of any shareholder’s meeting shall be executed by the secretary, assistance secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

Section 5. Adjourned Meeting; Notice. Any shareholder’s meeting, whether or not a quorum is present, may by adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting the Trust may transact any business which might have been transacted at the original meeting.

Section 6. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of Trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

Section 7. Waiver of Notice by Consent of Absent Shareholders. The transactions of the meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 8. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any shareholder giving a written consent or the shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, and (iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 9. Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than seven (7) days before the date of any such meeting as provided in the Declaration of Trust.

If the Board of Trustees does not so fixed a record date:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopt the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

Section 10. Proxies. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Massachusetts Business Corporation Law.

Section 11. Inspectors of Election. Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed, as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy, shall appoint a person to fill the vacancy.

These inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 12. Electronic Proxy, Etc. The placing of a shareholder’s name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

Article III. Trustees

Section 1. Powers. Subject to the applicable provisions of the Declaration of Trust and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

Section 2. [RESERVED]

Section 3. Place of Meetings and Meetings by Telephone. All meetings of the Board of Trustees may be held at any place within or outside The Commonwealth of Massachusetts that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 4. Regular Meetings. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

Section 5. Special Meetings. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two (2) Trustees.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail or telegram, charges prepaid, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or to the telegraph company, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 6. Quorum. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 7. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

Section 8. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 9. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this Article III to the Trustees who were present at the time of the adjournment.

Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

Section 11. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 12. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration of Trust except as otherwise expressly provided herein or by resolution of the Board of Trustees.

Article IV. Committees

Section 1. Committees of Trustees. The Board of Trustees may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of two or more Trustees, except for a reasonable period following the resignation of one or more members that causes the number to be one or zero, to serve at the pleasure of the Board. The Board may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a) the approval of any action which under applicable law also requires shareholders’ approval or approval of the outstanding shares, or requires approval by a majority of the entire Board or certain members of said Board;

(b) the filling of vacancies on the Board of Trustees or in any committee;

(c) the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

(d) the amendment or repeal of the Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

(e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or

(g) the appointment of any other committees of the Board of Trustees or the members of these committees.

Section 2. Meetings and Actions of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

Article V. Officers

Section 1. Officers. The officers of the Trust shall be a president, a secretary, and a treasurer. The Trust may also have, at the discretion of the Board of Trustees, a chairman of the board, one or more vice presidents, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of the Article V. Any number of offices may be held by the same person.

Section 2. Election of Officers. The officers of the Trust, except such officers as may appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers. The Board of Trustees may appoint and may empower the president to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Board of Trustees.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The president may make temporary appointments to a vacant office pending action by the Board of Trustees.

Section 6. Chairman of the Board. The chairman of the board, if such an officer is elected, shall if present preside at the meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the By-Laws. The Board of Trustees may, in its discretion, elect two or more persons to serve as co-chairmen of the board, each such person to have full authority to perform any and all of the powers and duties of the chairman of the board as if he had been elected the sole chairman of the board. The determination of which of the co-chairmen shall exercise any power or duty in any specific case or generally may be made by consultation between or among co-chairmen or by the Board of Trustees; provided however, that, notwithstanding any such determination by the co-chairmen or by the Board of Trustees, any person dealing with the Trust or any co-chairman shall be entitled to assume that each co-chairman of the Board of Trustees has the full authority to perform all of the powers and duties of the chairman of the board as if he had been elected the sole chairman of the board.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board or if there be none, at all meetings of the Board of Trustees. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

The Board of Trustees may, in its discretion, elect two or more persons to serve as co-presidents of the Trust, each such person to have full authority to perform any and all of the powers and duties of the president of the Trust as if he had been elected the sole president of the Trust. The determination of which of the co-presidents shall exercise any power or duty in any specific case or generally may be made by consultation between or among co-presidents or by the Board of Trustees; provided, however, that notwithstanding any such determination by the co-president or by the Board of Trustees, any person dealing with the Trust or any co-president shall be entitled to assume that each co-president of the Trust has the full authority to perform all of the powers and duties of the president of the Trust as if he had been elected the sole president of the Trust.

Section 8. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, the executive vice president (who shall be considered first ranked) and such other vice presidents as shall be designated by the Board of Trustees, shall perform all the duties of the president and when so acting shall have all powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the president or the chairman of the board or by these By-Laws.

Section 9. Secretary. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

Section 10. Treasurer. The treasurer shall be the chief financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonably times be open to inspection by any Trustees.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the president and Trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

Article VI. Indemnification of Trustees, Officers, Employees and Other Agents

Section 1. Mandatory Indemnification.

(a) Subject to the exceptions and limitations contained in paragraph (b) below:

(i) every person who is or has been a Trustee, officer, employee or agent of the Trust (including persons who serve at its request as directors, officers, employees or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him in the settlement thereof;

(ii) the word “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words “liability” and “expense” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b) No indemnification shall be provided hereunder to a Trustee, officer, employee or agent:

(i) against any liability to the Trust or the shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

(iii) in the event of a settlement involving a payment by a Trustee, officer, employee or agent or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) resulting in a payment by a Trustee, officer, employee or agent, unless there has been either a determination that such Trustee, officer, employee or agent did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquire) that he did not engage in such conduct:

(A) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

(B) by written opinion of independent legal counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee, officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees, officers, employee and agents may be entitled by contract or otherwise under law.

(d) Expenses of investigation, preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 1 shall be advance by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 1, provided that either

(i) such undertaking is secured by a surety bond or some other appropriate security of the Trust shall be insured against losses arising out of any such advances; or

(ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 1, a “Disinterested Trustee” is one (i) who is not an “Interested Person” of the Trust as defined in the Investment Company Act of 1940, as amended (including anyone who has been exempted from being an “Interested Person” by any rule, regulation or order of the United States Securities and Exchange Commission) and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

Section 2. No Presumption. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Article VII. Records and Reports

Section 1. Maintenance and Inspection of Share Register. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number and series of shares held by each shareholder.

Section 2. Maintenance and Inspection of By-Laws. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation of the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholders or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

Section 4. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Financial Statements. A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accounting engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

Article VIII. General Matters

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

Section 2. Contracts and Instruments; How Executed. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or executive any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Certificates for Shares. A certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a shareholder upon his request when such shares are fully paid. All certificates shall be signed in the name of the Trust by the chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series of shares owned by the shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 4. Lost Certificates. Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and canceled at the same time. The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. Representation of Shares of Other Entities Held by Trust. The chairman of the board, the president or any vice president or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6. Fiscal Year. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees. The fiscal year of the Trust shall be taxable year of each Series of the Trust.

Article IX. Amendments

Section 1. Amendment by Shareholders. These By-Laws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by applicable law or by the Declaration of Trust or these By-Laws.

Section 2. Amendment by Trustees. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal By-Laws, and except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be adopted, amended, or repealed by the Board of Trustees.